Exhibit 99.1
MEDQUIST ANNOUNCES APPOINTMENT OF WARREN E. PINCKERT II TO ITS
BOARD OF DIRECTORS
MedQuist Inc. (Pink Sheets: MEDQ) today announced the appointment of Warren E. Pinckert II as an independent member of its Board of Directors effective February 15, 2007. Mr. Pinckert was also elected to the Board’s Audit Committee as its chair and to its Supervisory Committee.
Mr. Pinckert was the CEO of Cholestech Corporation, a medical device company, from 1993 until its acquisition in 2007. Before joining Cholestech, he served as CFO of Sunrise Medical, a durable medical equipment manufacturer. Mr. Pinckert also served as a member of the board of directors of PacifiCare Health Systems, a managed care company, until its acquisition in 2005. At PacifiCare, he chaired that board’s audit committee and served as a member of its compensation and executive committees.
Steven H. Rusckowski, chairman of the Company’s Board of Directors, said of Mr. Pinckert’s appointment, “I speak for the entire Board and the Company when I say how pleased we are about Warren joining the MedQuist Board. He brings with him significant and meaningful experience in the area of healthcare. His election to the Board is yet another significant achievement for our Company as well. Since the extraordinary MedQuist team effort of becoming current in our SEC filings in 2007, we have successfully recruited to our Board three highly-qualified independent directors, two of whom represent significant holdings in our Company and all of whom are focused on creating value for all of our shareholders. With the election of three independent directors to our Audit Committee, we are now able to pursue simultaneously our NASDAQ listing and, as also previously announced, a review of strategic alternatives and evaluation of whether a sale of the Company would be in the best interests of the Company and its shareholders.”
About MedQuist:
MedQuist is a leading provider of clinical documentation workflow solutions in support of the electronic health record. MedQuist provides electronic medical transcription, health information and document management products and services, including digital dictation, speech recognition, Web- based transcription, electronic signature, medical coding, mobile dictation devices, and outsourcing services.
Disclosure Regarding Forward-Looking Statements:
Some of the statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this press release include, without limitation, statements about the Company’s application for listing on NASDAQ as well as the Company’s review of strategic alternatives and possible sale of the Company. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the risk that the Company’s application for listing on NASDAQ is not approved or completed, the risk that the Company does not enter into any strategic transaction and the risk that no sale of the Company occurs. For a discussion of these risks, uncertainties and assumptions, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section of MedQuist Annual Report on Form 10-K for the year ended December 31, 2006, entitled “Risk Factors” and discussions of potential risks and uncertainties in MedQuist’s subsequent filings with the SEC.
SOURCE: MedQuist Inc.
CONTACT: Kathleen Donovan, Chief Financial Officer of MedQuist Inc.
+1-856-206-4000
Web site: http://www.medquist.com
(MEDQ)